As filed with the U.S. Securities and Exchange Commission on April 24, 2026
 File No. 333-195493
File No. 811-22961

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

EA SERIES TRUST
(Name of Registrant As Specified In Its Charter)

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(1) Title of each class of securities to which transaction applies: ________________________________
(2) Aggregate number of securities to which transaction applies: ________________________________
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_____________________________________________________________________________________
(4) Proposed maximum aggregate value of transaction: ________________________________________
(5) Total fee paid: _____________________________________________________________________

[ ] Fee paid previously with preliminary materials.
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ROCKCREEK GLOBAL EQUALITY ETF
a series of EA Series Trust
3803 West Chester Pike, Suite 150
Newtown Square, PA 19073
Information Statement
This Information Statement is being provided to the shareholders of the RockCreek Global Equality ETF (the “Fund”), a series of EA Series Trust (the “Trust”). This Information Statement is being sent in lieu of a proxy statement and pursuant to approval by the Trust’s Board of Trustees (the “Board”) on April 17, 2026 and approval by written consent of the shareholder of the Fund representing a majority of the outstanding voting securities of the Fund as of April 22, 2026. The Investment Company Act of 1940, as amended (the “1940 Act”), defines a majority as the lesser of (1) 67% or more of the votes if more than 50% of such votes are present, or (2) more than 50% of the votes.
A majority of the outstanding voting securities of the Fund is held by one shareholder. This shareholder has, by written consent, approved a new investment sub-advisory agreement among the Trust, Empowered Funds, LLC (the “Adviser”), and The Rock Creek Group, LLC (“RockCreek” or the “Sub-Adviser”) (the “Sub-Advisory Agreement”).
This Information Statement is being mailed on or about May [9], 2026, to the Fund’s shareholders of record as of April 22, 2026 (the “Record Date”). As of the Record Date, there were issued and outstanding 3,220,000 shares of the Fund. Since the shareholder with a majority of the outstanding voting securities of the Fund has already voted to approve the Sub-Advisory Agreement, the remaining shareholders are not required to, nor entitled to, vote on this matter.
The Fund’s annual report and semi-annual report are available at no charge by visiting https://rockcreeketfs.com/ or by calling toll free 215-330-4476.
NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sub-Advisory Agreement
Background
In a transaction that is anticipated to close on or about May 1, 2026, Brown Advisory Group Holdings, LLC (“Brown”) will acquire the outstanding equity interests and controlling voting interests of The Rock Creek Group, LP, the sub-adviser to the Fund (the “Transaction”). Upon the closing of, and in conjunction with, the Transaction, The Rock Creek Group, LP will change its corporate form of organization from a Delaware limited partnership to a Delaware limited liability company and change its name to the The Rock Creek Group, LLC (“RockCreek” or the “Sub-Adviser”).
Brown’s acquisition of RockCreek will result in the automatic termination of RockCreek’s investment sub-advisory agreement. To ensure continuity of investment sub-advisory services, the Board, at a meeting held on April 17, 2026 and upon the Adviser’s recommendation, approved a new sub-advisory agreement dated May 1, 2026, among the Trust, the Adviser, and RockCreek, pursuant to which RockCreek will continue providing the same services to the Fund as before the Transaction (the “Sub-Advisory Agreement”).
The new Sub-Advisory Agreement is not anticipated to change the way the Fund is presently managed and will not increase the fees or expenses of the Fund. The terms of the new Sub-Advisory Agreement are materially identical to the terms of the previous sub-advisory agreement with RockCreek. RockCreek’s prior sub-advisory agreement was approved by the Board at a meeting held on February 7, 2025.
Approval of the Sub-Advisory Agreement requires the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Fund. As of April 22, 2026, a majority of the outstanding voting securities of the Fund was held by one shareholder, which approved the Sub-Advisory Agreement by written consent.
Board Approval and Evaluation of the Sub-Advisory Agreement
The Board (the members of which are referred to as “Trustees”) met in-person on April 17, 2026 to consider the approval of the new Sub-Advisory Agreement for an initial two-year term.
In accordance with Section 15(c) of the 1940 Act, the Board requested, reviewed, and considered materials furnished by the Adviser and Sub-Adviser relevant to the Board’s consideration of whether to approve the Sub-Advisory Agreement. In connection with considering the approval of the Sub-Advisory Agreement, the Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act (the “Independent Trustees”), met in executive session with counsel to the Trust and counsel to the Independent Trustees, who provided assistance and advice. In reaching the decision to approve the Sub-Advisory Agreement, the Board considered and reviewed information provided by the Adviser and Sub-Adviser at the meeting and throughout the year, including among other things information about the Sub-Adviser’s personnel, operations, financial condition, and compliance program. The Board also reviewed the Sub-Advisory Agreement. During its review and consideration, the Board focused on and reviewed the factors it deemed relevant, including:
Nature, Quality, and Extent of Services. The Board was presented with and considered information concerning the nature, quality, and extent of the overall services provided by the Sub-Adviser to the Fund. In this context, the Board considered the responsibilities of the Sub-Adviser, including determining the investments for the Fund, subject to the overall supervision and oversight of the Adviser and the Board. In addition, the Board evaluated the integrity and experience of the Sub-Adviser’s personnel in managing assets and the adequacy of the Sub-Adviser’s resources to perform the services provided under the Sub-Advisory Agreement. The Board noted that these services, including the personnel performing such services, were not expected to change as a result of the Transaction.
Performance. The Board compared the Fund’s performance for periods ended March 31, 2026 to that of the Solactive GBS Global Markets All Cap USD Index (the “Index”), a broad-based securities market index reflecting the global equity market. The Board noted that, while the Fund had outperformed the Index for the 6-month period and underperformed the Index for the 1-year period, the Fund had only been operating for less than two years, which was too short a period from which to draw meaningful conclusions about the Fund’s performance.
Comparative Fees and Expenses. The Board noted that the sub-advisory fees paid to RockCreek for services provided to the Fund will be paid by the Adviser out of its advisory fee and not by the Fund. In considering the sub-advisory fees, the Board reviewed and considered the fees in light of the nature, quality, and extent of the services being provided by the Sub-Adviser. The Board considered a representation from the Sub-Adviser that it does not manage any other accounts that follow a strategy similar to that of the Fund.

Costs and Profitability. The Board further considered information regarding the potential profits, if any, that may be realized by the Sub-Adviser in connection with providing its services to the Fund. The Board reviewed the profit and loss information provided by the Sub-Adviser with respect to the Fund and considered the Sub-Adviser’s profitability with respect to providing investment advisory services as well as non-advisory services. The Board considered the financial condition of the Sub-Adviser, noting that the Sub-Adviser has sufficient capital to perform its obligations to the Fund under the Sub-Advisory Agreement. The Board also reviewed the costs associated with the personnel, systems and equipment necessary to manage the Fund and to meet the regulatory and compliance requirements adopted by the SEC and other regulatory bodies. The Board also considered the financial obligations of RockCreek, which serves as the sponsor of the Fund.
Other Benefits. The Board further considered the extent to which the Sub-Adviser might derive ancillary benefits from the Fund’s operations.
Economies of Scale. The Board also considered whether economies of scale would be realized by the Sub-Adviser as the Fund’s assets increase, including the extent to which this is reflected in the level of fees to be charged. The Board noted that the sub-advisory fees do not include breakpoints but concluded that it was premature to meaningfully evaluate potential economies of scale given the Fund’s short period of operations and current level of assets.
Conclusion. No single factor was determinative of the Board’s decision to approve the Sub-Advisory Agreement; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including the Independent Trustees, unanimously determined that the Sub-Advisory Agreement, including the compensation payable under it, was fair and reasonable to the Fund. The Board, including the Independent Trustees, unanimously determined that the approval of the Sub-Advisory Agreement was in the best interests of the Fund and its shareholders.
Information Regarding the Sub-Advisory Agreement
Pursuant to the Sub-Advisory Agreement, RockCreek is responsible for determining securities to be purchased, held, or sold by the Fund, and what portion of the Fund’s assets shall be held in cash.
The Sub-Advisory Agreement with respect to the Fund will continue in force for an initial period of two years. Thereafter, the Sub-Advisory Agreement will be renewable from year to year with respect to the Fund, so long as its continuance is approved at least annually by the Board provided that in such event such renewal and continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom).
The Sub-Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time, without penalty, by the Board, including a majority of the Independent Trustees; or by the vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the Adviser and RockCreek; or by the Adviser or RockCreek on sixty (60) days’ written notice to the Trust and the other party. The Sub-Advisory Agreement will also terminate upon written notice to the other party that the other party is in material breach of the Sub-Advisory Agreement, unless the other party in material breach of the Sub-Advisory Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.
The Sub-Advisory Agreement provides that RockCreek shall not be liable for any action taken or omitted to be taken by RockCreek in the absence of willful misconduct, bad faith, negligence or reckless disregard its duties.
The Adviser pays RockCreek a fee, which is calculated daily and paid monthly, at an annual rate based on the Fund’s average daily net assets as follows: 0.48% (annual rate as a percentage of average daily net assets). For the fiscal year ended January 31, 2026, the Adviser paid RockCreek $382,781; RockCreek waived receipt of $85 pursuant to its sponsorship arrangement with the Adviser.
Fund Sponsor
The Sub-Adviser has entered into a fund sponsorship agreement with the Adviser pursuant to which the Sub-Adviser is also the sponsor of the Fund (“Fund Sponsor”). Under this arrangement, the Fund Sponsor has agreed to provide financial support to the Fund (as described below) and, in turn, the Adviser has agreed to share with the Fund Sponsor a portion of profits, if any, generated by the Fund’s advisory fee (also as described below). Every month, the advisory fee, which is a unitary management fee, is calculated and paid to the Adviser.
If the amount of the unitary management fee exceeds the Fund’s operating expenses and the Adviser-retained amount, the Adviser pays the net total to the Fund Sponsor. The amount paid to the Fund Sponsor represents both the sub-advisory fee and any remaining profits from the advisory fee. During months where there are no profits or the Fund is not sufficient to cover the entire sub-advisory fee, the sub-advisory fee is automatically waived. If the amount of the unitary management fee is less than the Fund’s operating expenses and the Adviser-retained amount, the Fund Sponsor is obligated to reimburse the Adviser for the shortfall.
The Adviser-retained amount represents an agreed upon fee arrangement between the Adviser and Fund Sponsor. This arrangement calls for the Fund Sponsor to pay the Adviser a fee and reimburse the Adviser for certain Fund operating expenses it paid pursuant to the Advisory Agreement.
Additional Information about The Rock Creek Group, LLC
The Rock Creek Group, LLC, 1133 Connecticut Ave., NW, Washington, DC 20036, was founded in 2003 as a Delaware limited partnership before its conversion to a Delaware limited liability company in 2026. RockCreek is responsible for determining the investments for the Fund, subject to the overall supervision and oversight of the Adviser and the Board. RockCreek has been the investment sub-adviser to the Fund since its inception in February 2025. Brown Advisory Group Holdings, LLC, located at 901 South Bond Street, Suite 400, Baltimore, Maryland 21231, has a controlling interest in RockCreek by virtue of its ownership of 75% of the Sub-Adviser’s voting interests.
The following table provides information on the principal executive officers of RockCreek:

Name and Address*	Title and Principal Occupation
Afsaneh Beschloss	Founder & Chief Executive Officer
Kristen Markle	Managing Director & Chief Accounting Officer
Sherri Rossoff	Chief Operating Officer & General Counsel
Roderick Cruz	Managing Director & Chief Compliance Officer
*The principal mailing address of each individual is that of RockCreek’s principal office stated above.
Other Investment Companies Advised or Sub-Advised by RockCreek
RockCreek does not currently act as an adviser or sub-adviser to any registered investment companies having a similar investment objective as that of the Fund.
Additional Information about the Fund
Empowered Funds, LLC dba EA Advisers, 3803 West Chester Pike, Suite 150, Newtown Square, PA 19073, is the Fund’s investment adviser. PINE Distributors LLC (“Distributor”), 501 S. Cherry Street, Suite 610, Denver, Colorado 80246, serves as the distributor of creation units for the Fund on an agency basis. The Distributor does not maintain a secondary market in Shares. U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, 615 East Michigan Street, Milwaukee, Wisconsin 53202, is the Fund’s administrator.
Security Ownership of Management and Certain Beneficial Owners
As of the Record Date, the Trustees and officers as a group owned of record and beneficially less than 1% of the outstanding shares of the Fund.
As of the Record Date, the record owners of more than 5% of the shares of the Fund are listed in the following table.

Name and Address	% Ownership	Parent Company (if applicable)	Jurisdiction (if applicable)	Type of Ownership
The Bank of New York Mellon 240 Greenwich Street New York, NY 10286	95.57%	N/A	N/A	Record
The Equality Fund* 600-123 Slater Street Ottawa, Ontario, K1P 5H2 Canada	87.31%	N/A	Canada	Beneficial & Controlling
* The Equality Fund is a control person of the Fund by virtue of its ownership of more than 25% of the Fund’s outstanding voting securities.

Financial Information
The Fund’s most recent annual report is available on request, without charge, by calling 215-330-4476, by writing to the Fund at EA Advisers, 3803 West Chester Pike, Suite 150, Newtown Square, PA 19073, or you may download the report from the Fund’s website at https://rockcreeketfs.com/.
Delivery of Documents
Householding is an option available to certain investors of the Fund. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Householding for the Fund is available through certain broker-dealers. If you are interested in enrolling in householding and receiving a single copy of prospectuses and other shareholder documents, please contact your broker-dealer. If you are currently enrolled in householding and wish to change your householding status, please contact your broker-dealer.
If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, please contact the Fund by writing EA Advisers, 3803 West Chester Pike, Suite 150, Newtown Square, PA 19073 or calling 215-330-4476.